UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2006

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

McKesson Corporation (the "Company") today reported that on January 18, 2006, in the previously disclosed action brought against the Company by Bear Stearns & Co. Inc., the Supreme Court for the State and County of New York issued a ruling denying Bear Stearns’ petition for an injunction which sought to prohibit the Company from performing under its proposed settlement agreement in the consolidated securities class action, In re McKesson HBOC, Inc. Securities Litigation, No. C99-20743 RMW (the "Class Action"). Bear Stearns’ state court action involves allegations that the Company’s entry into the settlement of the Class Action, without providing a full release of class plaintiffs’ claims against Bear Stearns, constitutes a breach of the engagement letter under which Bear Stearns advised the Company in connection with its January 1999 acquisition of HBO & Company.

As previously reported by the Company, a final approval hearing for the Class Action settlement will be held on January 27, 2006, in the United States District Court for the Northern District of California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

January 20, 2006	By:	Ivan D. Meyerson

Name: Ivan D. Meyerson
Title: Executive Vice President, General Counsel and Secretary